EXHIBIT 10.26

EIGHTH AMENDMENT TO FORBEARANCE AGREEMENT
AND
NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Forbearance Agreement and Ninth Amendment to Loan and Security Agreement (the “ Amendment ”), is entered into as of January 13, 2010, by and between SQUARE 1 BANK (the “ Bank ”) and CLEARONE COMMUNICATIONS, INC., NETSTREAMS, INC. and  NETSTREAMS, LLC (collectively, “ Borrower ” ).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 12, 2008 (as amended from time to time, with related documents, including that certain Joinder to Loan and Security Agreement dated as of November 3, 2009, the “Loan   Agreement”). Borrower and Bank are parties to that certain Forbearance Agreement and First Amendment to Loan and Security Agreement, dated as of March 31, 2009 (as amended from time to time, the “ Forbearance Agreement ”).  The parties desire to amend the Loan Agreement and the Forbearance Agreement in accordance with the terms of this Amendment.

Now, therefore, the parties agree as follows:

1)
Bank hereby waives Borrower’s expected violation of the monthly reporting requirements, as set forth in Section 6.2(a) and Section 6.2 (b) of the Loan Agreement, for the reporting period ended December 31, 2009.

2)	Section 3 of the Forbearance Agreement is hereby amended and restated, in its entirety, as follows:

3.
Forbearance . Borrower acknowledges the existence of the Existing Default under the Loan Agreement.  Borrower further acknowledges and agrees that Bank is not in any way agreeing to waive such Existing Default as a result of this Agreement or the performance by the parties of their respective obligations hereunder or thereunder.  Subject to the conditions contained herein and performance by Borrower of all of the terms of this Agreement and the Loan Agreement after the date hereof, Bank shall, until the earliest of (i) Feburary 15, 2010, or (ii) such date that there shall occur any further Event of Default (the “Forbearance Period”), forbear from exercising any remedies that it may have against Borrower as a result of the occurrence of the Existing Default.  Such forbearance does not apply to any other Event of Default or other failure by Borrower to perform in accordance with the Loan Agreement or this Agreement.  This forbearance shall not be deemed a continuing waiver or forbearance with respect to any Event of Default of a similar nature that may occur after the date of this Agreement.

3)	The following definition in Exhibit A to the Loan Agreement is hereby amended and restated, in its entirety, as follows:

“ Term Loan Maturity Date ” means February 15, 2010.

4)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement or the Forbearance Agreement.  The Loan Agreement or the Forbearance Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement or Forbearance Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Loan Agreement or Forbearance Agreement.

5)	Borrower represents and warrants that the representations and warranties contained in the Loan Agreement or Forbearance Agreement are true and correct as of the date of this Amendment.

6)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from any of Borrower's accounts; and

(c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CLEARONE COMMUNICATIONS, INC. By: /s/ ZEYNEP HAKIMOGLU Its: President & CEO NETSTREAMS, INC.	SQUARE 1 BANK By: /s/ TOMMY DEAVENPORT Its: SVP - Regional Manager
By: /s/ ZEYNEP HAKIMOGLU
Its: Director

NETSTREAMS, LLC

By:  /s/ NARSI NARAYANAN
Its:  Member Representative

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